Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of StubHub Holdings, Inc. of our report dated February 20, 2025, except for the effects of the stock split discussed in Note 2 to the consolidated financial statements, as to which the date is September 8, 2025, relating to the financial statements, which appears in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-286000) of StubHub Holdings, Inc.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 16, 2025